Exhibit 99.1

MicroVision Announces Fourth Quarter and Full Year 2021 Results

REDMOND, WA / ACCESSWIRE / February 24, 2022 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced its fourth quarter and full year 2021 results.

“MicroVision made significant progress in 2021, delivering our 1st generation Long Range Lidar sensor early in the year, demonstrating its best-in-class cost advantages and key features, and receiving positive feedback and continued interest from automotive OEMs and Tier 1 suppliers,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “We look forward to track testing our high-speed Highway Pilot system in the U.S. and Germany in Q2 2022.”

“During the past twelve months, we’ve strengthened our balance sheet, increasing our cash position by approximately $100 million and ending the year with $115 million in cash and investments. We are investing in our growth. We grew our employee base from 52 employees last March to 97 employees today and are expanding our R&D labs and testing infrastructure in Redmond. We are pleased with our progress scaling the team and ramping our efforts to be the leading provider of Lidar and ADAS solutions,” continued Sharma.

Key Financial Highlights for Q4 2021

•	Revenue for the fourth quarter of 2021 was $0.6 million, compared to $0.4 million for the fourth quarter of 2020.

•

Net loss for the fourth quarter of 2021 was $12.6 million, or $0.08 per share, which includes $2.9 million of non-cash, share-based compensation expense, compared to a net loss of $3.6 million, or $0.02 per share, which includes $0.5 million of non-cash, share-based compensation expense, for the fourth quarter of 2020.

•	Adjusted EBITDA for the fourth quarter of 2021 was negative $9.3 million, compared to negative $2.9 million in the fourth quarter of 2020.

•	Cash used in operations in 2021 was $29.4 million, compared to cash used in operations in 2020 of $16.1 million.

•	The Company ended the fourth quarter of 2021 with $115.4 million in cash and cash equivalents including investment securities, compared to $16.9 million at the end of the fourth quarter of 2020.

Conference Call and Webcast: Q4 and Full Year 2021 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 2:00 PM PT/5:00 PM ET on Thursday, February 24, 2022 to discuss the financial results and provide a business update. Analysts and investors may pose questions for management during the live webcast on February 24, 2022.

The live webcast and slide presentation can be accessed on the Company’s Investor Relations website under the Events tab at https://ir.microvision.com/events. The webcast will be archived on the website for future viewing.

About MicroVision

MicroVision is a pioneering company in MEMS based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology today to develop automotive lidar sensors and provide solutions for advanced driver-assisted systems (ADAS), leveraging its experience building augmented reality micro-display engines, interactive display modules and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision. MicroVision is a trademark of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measure “adjusted EBITDA.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; and share-based compensation.

MicroVision believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses this non-GAAP measure when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA is useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measure should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for limitations of the measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

MicroVision has included a reconciliation of GAAP net income (loss) to adjusted EBITDA for the relevant periods.

Forward-Looking Statements

Certain statements contained in this release, including the Company’s plans regarding product demonstration and product capabilities are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision, Inc.

Balance Sheet

(In thousands)

(Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$82,647	$16,862
Investment securities, available-for-sale	32,720	—
Inventory	1,780	—
Other current assets	2,283	698

Total current assets	119,430	17,560

Property and equipment, net	3,026	1,883
Operating lease right-of-use asset	5,577	946
Restricted cash	1,092	435
Intangible assets, net	115	164
Other assets	985	18

Total assets	$130,225	$21,006

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$3,584	$630
Accrued liabilities	1,170	495
Contract liabilities	5,265	7,765
Other current liabilities	1,181	—
Current portion of long-term debt	392	431
Current portion of operating lease liability	849	676
Current portion of finance lease obligations	21	31

Total current liabilities	12,462	10,028

Long term debt, net of current portion	—	1,151
Operating lease liability, net of current portion	4,983	774
Finance lease obligations, net of current portion	26	44

Total liabilities	17,471	11,997

Commitments and contingencies

Shareholders’ Equity
Common stock at par value	164	153
Additional paid-in capital	742,042	601,224
Subscriptions receivable	—	(6,135)
Accumulated other comprehensive loss	(19)	—
Accumulated deficit	(629,433)	(586,233)

Total shareholders’ equity	112,754	9,009

Total liabilities and shareholders’ equity	$130,225	$21,006

MicroVision, Inc.

Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Product revenue	$—	$—	$—	$1,347
License and royalty revenue	557	395	2,500	1,718
Contract revenue	—	—	—	25

Total revenue	557	395	2,500	3,090

Cost of product revenue	48	—	2	1,394
Cost of contract revenue	—	—	—	4

Total cost of revenue	48	—	2	1,398

Gross margin	509	395	2,498	1,692

Research and development expense	6,482	2,578	24,111	9,840
Sales, marketing, general and administrative expense	6,648	1,381	22,256	5,917
Gain on disposal of fixed assets	—	—	—	(450)

Total operating expenses	13,130	3,959	46,367	15,307

Loss from operations	(12,621)	(3,564)	(43,869)	(13,615)

Gain on debt extinguishment	—	—	692	—
Other expense, net	(4)	(6)	(23)	(19)

Net loss	$(12,625)	$(3,570)	$(43,200)	$(13,634)

Net loss per share - basic and diluted	$(0.08)	$(0.02)	$(0.27)	$(0.10)

Weighted-average shares outstanding - basic and diluted	164,220	148,176	160,662	139,829

MicroVision, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Measure

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
GAAP net loss	$(12,625)	$(3,570)	$(43,200)	$(13,634)
Add Interest (net)	(2)	5	7	14
Add Income taxes	—	—	—	—
Add Depreciation & amorization	424	237	1,464	963
Add Share-based compensation expense	2,937	458	15,282	1,297

Adjusted EBITDA	$(9,266)	$(2,870)	$(26,447)	$(11,360)

Investor Relations Contact

Jeff Christensen and Matt Kreps

Darrow Associates Investor Relations

MVIS@darrowir.com

SOURCE: MicroVision, Inc.